Exhibit 1.1

Execution Version

STELLANTIS FINANCE US INC.

as Issuer

STELLANTIS N.V.

as Guarantor

US$1,250,000,000 6.750% Fixed Rate Notes due 2031

US$1,250,000,000 7.400% Fixed Rate Notes due 2036

Underwriting Agreement

September 10, 2026

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

Intesa Sanpaolo IMI Securities Corp.

1 William Street,

New York, New York 10004

United States of America

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

United States of America

RBC Capital Markets, LLC

Brookfield Place, 200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

United States of America

As Representatives of the several

Underwriters named in Schedule I hereto

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Ladies and Gentlemen:

Stellantis Finance US Inc. as issuer, and a subsidiary of the Guarantor (as defined below) (the “Company”), incorporated under the laws of the State of Delaware, and Stellantis N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its registered office at Taurusavenue 1, 2132 LS Hoofddorp, the Netherlands, registered with the Dutch trade register under number 60372958, as guarantor (the “Guarantor”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, for whom you are acting as representatives (the “Representatives”), the respective principal amounts set forth in such Schedule I of $1,250,000,000 aggregate principal amount of the Company’s 6.750% Fixed Rate Notes due 2031 (the “2031 Notes”) and $1,250,000,000 aggregate principal amount of the Company’s 7.400% Fixed Rate Notes due 2036 (the “2036 Notes”, and together with the 2031 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor (the “Guarantees”, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the indenture, to be dated as of September 16, 2026 (the “Indenture”), between the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). The form and terms of the Securities will be established in an Officer’s Certificate (as defined in the Indenture), pursuant to Section 3.01 of the Indenture. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined below) (the “DTC Agreement”), among the Company, the Trustee and DTC.

This agreement (“Agreement”), the Notes, the Guarantees and the Indenture are referred to herein as the “Transaction Documents.”

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File Nos. 333-297933 and 333-297933-01), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Company and the Guarantor, including the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto (other than the Statement of Eligibility and Qualification of the trustee on Form T-1), in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Preliminary Prospectus” shall mean the preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) on or before the effective date of the Registration Statement or the date of the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be. The “Applicable Time” means 5:38 p.m. New York Time on September 10, 2026. Any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”. All references in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Base Prospectus, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the effective date of the Registration Statement or the date of the Base Prospectus, the Preliminary Prospectus or the Prospectus; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or the Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus or the Preliminary Prospectus, as the case may be, after the effective date of the Registration Statement or the date of the Base Prospectus, the Preliminary Prospectus or the Prospectus.

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The Company and the Guarantor hereby confirm their agreements with the Underwriters as follows:

1. Sale and Purchase of the Notes.

(a) Sale and Purchase of the Notes. The Company hereby agrees, subject to the conditions set forth herein, and on the basis of the representations, warranties and agreements set forth herein, to issue and sell the Notes to the Underwriters and, subject to the conditions set forth herein, and on the basis of the representations, warranties and agreements set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of each series of Notes set forth opposite its name on Schedule I hereto, at a purchase price of 99.600% of the principal amount thereof in the case of the 2031 Notes (which is equal to 99.950% of such principal amount minus an underwriters’ commission equal to 0.350% of such principal amount) and 99.459% of the principal amount thereof in the case of the 2036 Notes (which is equal to 99.909% of such principal amount minus an underwriters’ commission equal to 0.450% of such principal amount), in each case, plus accrued interest, if any, from September 16, 2026 to the Closing Date.

(b) Public offering of the Securities. The Company and the Guarantor are advised by you that the Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package (defined below).

(c) The Closing Date. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery of the Notes at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York City time, on September 16, 2026, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).

(d) Delivery of the Notes. The Company shall deliver, or cause to be delivered, the Notes against payment to the Representatives for the accounts of the several Underwriters through the facilities of DTC. Upon delivery, the Notes shall be evidenced in global form and registered in the name of Cede & Co. as nominee of DTC with any transfer taxes payable in connection with the issue, sale and delivery of such Notes duly paid by the Company. The Notes so evidenced shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Company and the Representatives each acting reasonably shall agree.

(e) No Advisory or Fiduciary Relationship. Each of the Company and the Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offer and sale of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. No Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Any review by the Underwriters of the Company or the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantor. The Company and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect in connection with the offering of the Notes, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

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2. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor hereby represent and warrant to each Underwriter that, as of the date hereof:

(a) Registration Requirement Compliance. The Company and the Guarantor meet the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and as of the date hereof, the Applicable Time and the Closing Date no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company, the Guarantor or related to the offering of the Notes have been instituted or are pending or, to the Company’s or the Guarantor’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the date hereof, the Applicable Time and the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 10, 2026, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, attached as part of Annex D hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(b) hereof.

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(c) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause 2(c)), the Company was not and is not an ineligible issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus); and (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, each of the Company and the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and as of the Applicable Time, does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(b) hereof.

(f) Written Communications. Neither the Company nor the Guarantor has prepared, made, used, authorized, approved or distributed and will not use or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex D hereto and (v) any electronic road show that is a written communication, or other written communications reviewed and consented to by the Representatives, and included in Annex E hereto (each written communication described in clause (v), an “Additional Written Communication”). Each such Additional Written Communication, when taken together with the Disclosure Package, did not as of the Applicable Time, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by any Underwriter through the Representatives expressly for use in any Additional Written Communication, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(g) Testing-the-Water Communications. The Company and Guarantor represent that they have not engaged in, or authorized any other person to engage in, any in Testing-the-Waters Communications.

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(h) Incorporated Documents. The documents included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Disclosure Package and the Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j) Financial Statements. The Financial Statements (as defined below) comply in all material respects with the requirements of the Securities Act (to the extent applicable) and present fairly the consolidated financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the Financial Statements have been prepared in accordance with the International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The statistical and market related data and forward looking statements included or incorporated by reference in the Disclosure Package are based on or derived from sources that the Company, the Guarantor and the Guarantor’s subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. For purposes of this Agreement, “Financial Statements” means the annual consolidated financial statements of the Guarantor (which annual consolidated financial statements are included in the Guarantor’s Annual Report on Form 20-F for the year ended December 31, 2025) and the interim unaudited financial statements of the Guarantor for the six months ended June 30, 2026, together with the related schedules and notes, of the Guarantor incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement.

(k) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package (exclusive of any amendment or supplement thereto following the Applicable Time), since the date of the most recent Financial Statements, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change in the business, financial condition or results of operations of the Guarantor and its subsidiaries, considered as one entity (any such change being a “Material Adverse Change”), and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Guarantor or, except for dividends paid to the Guarantor or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Guarantor or any of its subsidiaries of any class of capital stock.

(l) Organization and Good Standing. The Company, the Guarantor and each of the Guarantor’s Significant Subsidiaries have been duly incorporated or formed, as applicable, and are validly existing under the laws of their respective jurisdictions of organization and are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Company and the Guarantor is in good standing under the laws of its jurisdiction of organization (where such concept is applicable) and is in good standing (where such concept is applicable) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification. The Company, the Guarantor and each of the Guarantor’s Significant Subsidiaries have all corporate or other power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable (if applicable) and is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the Disclosure Package or except as would not be material to the Company, the Guarantor and the Guarantor’s subsidiaries, taken as a whole and except for any that would constitute a permitted lien or permitted encumbrance under the terms of the Guarantor’s existing financing agreements. The subsidiaries listed in Schedule II to this Agreement are the only Significant Subsidiaries of the Guarantor. “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Commission.

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(m) Due Authorization. Each of the Company and the Guarantor have full right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are a party and to perform their obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(n) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(o) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor, and constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(p) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and (i) will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) will conform to the descriptions thereof in the Disclosure Package.

(q) Authorization of the Guarantees. The Guarantees have been duly authorized by the Guarantor and, when duly executed and delivered in the manner provided for in the Indenture, will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(r) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package.

(s) No Violation or Default. None of the Company, the Guarantor or any of the Guarantor’s Significant Subsidiaries is (i) in violation of its articles of association, charter, bylaws or other similar organizational document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Guarantor or any of the Guarantor’s Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any of the Guarantor’s Significant Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) of this Section 2(s), for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

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(t) No Conflicts. The execution and delivery of, and the performance by the Company and the Guarantor of their respective obligations under this Agreement and the other Transaction Documents and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby will not (i) result in any violation of the provisions of the articles of association, charter, bylaws or similar organizational document of the Company, the Guarantor or any of the Guarantor’s Significant Subsidiaries, (ii) conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of the Guarantor’s subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) result in any violation of any law, administrative regulation or administrative or court decree applicable to the Guarantor or any of the Guarantor’s subsidiaries except for such conflicts, breaches or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of the Guarantor’s subsidiaries.

(u) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution and delivery of and the performance by the Company and the Guarantor of their respective obligations under this Agreement and the other Transaction Documents and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby and by the Disclosure Package, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the blue sky laws of any jurisdiction and under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

(v) Legal Proceedings. Except as otherwise disclosed in the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company and the Guarantor, threatened (i) against or affecting the Company, the Guarantor or any of the Guarantor’s subsidiaries or (ii) that have as the subject thereof any property owned or leased by the Company, the Guarantor or any of its subsidiaries which action, suit or proceeding, in the case of either clause (i) or (ii), is reasonably likely to result in a Material Adverse Change or which would restrain or enjoin the delivery of the Notes by the Company or which in any way affects the validity of the Notes. Except as otherwise disclosed in the Disclosure Package, no labor dispute with the employees of the Company, the Guarantor or any of the Guarantor’s subsidiaries or, to the knowledge of the Company or the Guarantor, with the employees of any principal supplier of the Company or the Guarantor, exists or, to the knowledge of the Company and the Guarantor, is threatened or imminent that is reasonably likely to result in a Material Adverse Change.

(w) Independent Accountants. EY S.p.A., who has certified the consolidated financial statements of the Guarantor and its consolidated subsidiaries as of December 31, 2023 and for the year ended December 31, 2023, and Deloitte & Associés who has certified the consolidated financial statements of the Guarantor and its consolidated subsidiaries as of December 31, 2025 and 2024 and for the two years in the period ended December 31, 2025 , are independent registered public accounting firms with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act.

(x) No Undisclosed Relationships. No relationship, direct or, to the knowledge of the Company or the Guarantor, indirect, exists between or among any of the Guarantor or any affiliate of the Guarantor, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Guarantor or any affiliate of the Guarantor, on the other hand, which would be required by the Securities Act to be disclosed in a registration statement on Form F-3 which is not so disclosed in the Disclosure Package (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Guarantor or any of the Guarantor’s subsidiaries to or for the benefit of any of the officers or directors of the Guarantor or any affiliate of the Guarantor or any of their respective family members, other than intercompany loans or guarantees between or among the Guarantor and its consolidated subsidiaries.

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(y) Investment Company Act. Neither the Company nor the Guarantor are and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act” which term, as used herein, includes the rules and regulations of the Commission thereunder).

(z) Taxes. The Company, the Guarantor and the Guarantor’s subsidiaries have filed all material necessary national, federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them in all jurisdictions in which they are required to so pay, and withheld in full all taxes required to be withheld by any of them in all jurisdictions in which they are required to so withhold, including any related or similar material assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company and the Guarantor have made adequate charges, accruals and reserves in accordance with IFRS in the Financial Statements in respect of all national, federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Guarantor or any of the Guarantor’s Significant Subsidiaries has not been finally determined. Except as described in the Disclosure Package, the Company, the Guarantor and the Guarantor’s subsidiaries are not involved in any current dispute with any tax authority and the Company, the Guarantor and the Guarantor’s subsidiaries are currently not subject to any investigation, audit or visit from any tax authority, nor is the Company, the Guarantor and each of the Guarantor’s subsidiaries aware of any such investigation, audit or visit planned which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(aa) Licenses and Permits. The Company, the Guarantor and each of the Guarantor’s Significant Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses in all material respects as described in the Disclosure Package, and none of the Company, the Guarantor or any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(bb) Labor Matters. Except as otherwise disclosed in the Disclosure Package, there is (i) no unfair labor practice complaint or claim pending or, to the knowledge of the Company or the Guarantor, threatened against the Company, the Guarantor or any of the Guarantor’s subsidiaries before the National Labor Relations Board or any other governmental, regulatory or judicial institution or authority in any jurisdiction, except as would not, individually or in the aggregate, result in a Material Adverse Change and no arbitration proceeding arising out of or under any material collective bargaining agreements, (ii) no strike, labor dispute, labor disturbance, slowdown or stoppage pending or, to the knowledge of the Company or the Guarantor, threatened against the Guarantor or any of the Guarantor’s subsidiaries or threatened or pending against any of their respective principal suppliers, except as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) no union representation question existing with respect to the employees of the Company, the Guarantor or any of the Guarantor’s subsidiaries and, to the knowledge of the Company or the Guarantor, no union organizing activities taking place, except as, individually or in the aggregate, would not be reasonably likely to result in material liability to the Company, the Guarantor or any of the Guarantor’s subsidiaries taken as a whole. There has been no violation, except as would not, individually or in the aggregate, result in a Material Adverse Change, of any (A) foreign, federal, state or local law relating to discrimination in hiring, promotion or pay of employees, or (B) applicable classification, wage or hour laws.

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(cc) Compliance with and Liability under Environmental Laws. Except as disclosed in the Disclosure Package or as would otherwise not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:

(i)

each of the Guarantor and the Guarantor’s subsidiaries, and their respective operations and facilities, are in compliance with applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Guarantor or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof;

(ii)

none of the Guarantor or any of the Guarantor’s subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Guarantor or any of its subsidiaries is in violation of any Environmental Law;

(iii)

there is no claim, proceeding, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Guarantor has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Guarantor or any of the Guarantor’s subsidiaries based on or pursuant to any Environmental Law pending or, to the knowledge of the Company or the Guarantor, threatened against the Company, the Guarantor or any of the Guarantor’s subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company, the Guarantor or any of the Guarantor’s subsidiaries has retained or assumed either contractually or by operation of law;

(iv)

none of the Guarantor or any of the Guarantor’s subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law;

(v)

no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Guarantor or any of the Guarantor’s subsidiaries and

(vi)

there has been no Release (as defined below) of any Materials of Environmental Concern (as defined below) and, to the knowledge of the Company or the Guarantor, there are no other past or present actions, activities, circumstances, conditions or occurrences, that would reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Guarantor or any of its subsidiaries, including without limitation, any such liability which the Guarantor or any of the Guarantor’s subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws, rules, regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health from exposure to Materials of Environmental Concern, including without limitation, those relating to (A) the Release of Materials of Environmental Concern or (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

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(dd) Compliance with ERISA. The Guarantor and the Guarantor’s subsidiaries and any “employee pension benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) that is subject to Title IV of ERISA established or maintained by the Guarantor and the Guarantor’s subsidiaries or their ERISA affiliates (as defined below) are in compliance with all applicable statutes, orders, rule and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and, to the knowledge of the Guarantor, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Guarantor, the Guarantor’s subsidiaries or an ERISA affiliate contributes is in compliance with all applicable statutes, orders, rule and regulations, including ERISA and the Code, in each case except for any violations that, individually or in the aggregate, would not be reasonably likely to result in material liability to the Guarantor and the Guarantor’s subsidiaries, taken as a whole. “ERISA affiliate” means, with respect to the Guarantor or a subsidiary of the Guarantor, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member. Except as would not result in a Material Adverse Change, no “reportable event” (as defined under ERISA) (other than an event for which the thirty (30) day notice provision has been waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Guarantor, the Guarantor’s subsidiaries or any of their ERISA affiliates. Except as disclosed in the Disclosure Package, the present value of all accrued benefit obligations under all “single employer plans” (as defined in Section 4001 of ERISA) (whether or not subject to ERISA) that are established or maintained by the Guarantor, the Guarantor’s subsidiaries or any of their ERISA affiliates, based on the assumptions used for purposes of International Accounting Standard 19 – Employee Benefits, does not exceed the value of the assets of all such plans (based on such assumptions), except as would not be reasonably likely to result in a Material Adverse Change. Neither the Guarantor nor the Guarantor’s subsidiaries has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would be reasonably likely to result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Guarantor, the Guarantor’s subsidiaries or any of their ERISA affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification that would be material to the Company or the Guarantor taken as a whole.

(ee) Compliance with Other Pension Laws. Except as disclosed in the Disclosure Package, all employee benefit plans (within the meaning of ERISA) (whether or not subject to ERISA) and all pension plans subject to the laws of any jurisdiction outside the United States, established or maintained by the Guarantor, its subsidiaries, or for which the Guarantor or its subsidiaries could have any liability, are in compliance with all applicable statutes, orders, rule and regulations and other law, except for any violations that, individually or in the aggregate, would not be reasonably likely to result in a material liability to the Guarantor and its subsidiaries taken as a whole. All such plans (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment and (iii) except as disclosed in the Disclosure Package, if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except in each case as would not, individually or in the aggregate, result in a Material Adverse Change.

(ff) Disclosure Controls. The Guarantor has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the chief executive officer and chief financial officer of the Guarantor by persons within the Guarantor or its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Guarantor’s auditors and the Audit Committee of the Board of Directors of the Guarantor have been advised of: (i) any significant deficiencies known to the Guarantor and any material weaknesses in the design or operation of internal control over financial reporting that have materially adversely affected or are reasonably likely to materially adversely affect the Guarantor’s ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Guarantor’s internal control over financial reporting.

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(gg) Accounting Controls. The Guarantor and the Guarantor’s subsidiaries maintain a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Insurance. The Guarantor and the Guarantor’s Significant Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as are generally maintained by companies engaged in the same or similar business. The Guarantor have no reason to believe that they or any of the Guarantor’s Significant Subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business and at a cost that would not result in a Material Adverse Change.

(ii) No Unlawful Payments. None of the Guarantor or any of the Guarantor’s subsidiaries nor, to the knowledge of the Guarantor, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Guarantor or any of the Guarantor’s subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated in the three years preceding the date of this Agreement or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and the Guarantor’s subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Guarantor and the Guarantor’s subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Guarantor or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of the Guarantor’s subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

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(kk) No Conflicts with Sanctions Laws. None of the Guarantor or any of the Guarantor’s subsidiaries nor, to the knowledge of the Guarantor, any director, officer, employee, agent, affiliate or other person acting on behalf of the Guarantor or any of the Guarantor’s subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or the United Kingdom (collectively, “Sanctions”), nor is the Guarantor or any of the Guarantor’s subsidiaries (other than SAIPA CITROEN COMPANY, Iran Khodro Automobiles Peugeot Pvt. Ltd., STE IRANO-FRANCAISE D’AUTOMOBILES Pvt. Ltd. and two branches of Automobiles Citroen and Automobiles Peugeot) located, incorporated, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, Crimea, Cuba, Iran, North Korea, Sudan and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine; and the Guarantor will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The sanctions representation and undertaking in this Section 2(kk) will not apply to any party hereto to which Council Regulation (EC) No. 2271/96 as amended (including as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) (the “Blocking Regulation”) applies, if and to the extent that such representation and undertaking are or would be unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union or the United Kingdom).

(ll) No Stabilization. The Company and the Guarantor have not taken and will not take in connection with the offering and distribution of the Notes contemplated hereby, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes, it being understood that any action of the Underwriters and their affiliates shall not constitute an indirect action by the Company or the Guarantor.

(mm) Stamp, Value Added and Withholding Taxes. Except (a) for any net income, capital gains or franchise taxes imposed on the Underwriters by Italy, the Netherlands, the United States, or any political subdivision or taxing authority of or in any of them, (each, a “Taxing Jurisdiction”) as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement and the Indenture) between the Underwriters and the jurisdiction imposing such tax or (b) as disclosed in the Disclosure Package, no value added tax or other similar taxes levied by reference to added value or sales (“VAT”), stamp duties, registration taxes (other than Italian registration tax arising if this Agreement, the Indenture or any agreement for the sale of the Notes or any transfer of the Notes by the Underwriters is (i) filed with an Italian court or with an Italian administrative authority, (ii) referred to in another document executed between the same parties and subject to registration or in a judicial decision (including arbitration), (iii) voluntarily registered or (iv) executed in Italy), issuance or transfer taxes or other similar taxes or duties are payable by or on behalf of the Underwriters in a Taxing Jurisdiction solely in connection with (A) the execution, delivery and performance of this Agreement and the Indenture, (B) the issuance and delivery of the Notes to the Underwriters in the manner contemplated by this Agreement, the Indenture and the Disclosure Package or (C) the sale and delivery by the Underwriters as contemplated herein and disclosed in the Disclosure Package, and all payments to be made by the Company on or by virtue of the execution, delivery, performance or enforcement of this Agreement or the Indenture, under the current laws of any Taxing Jurisdiction, will not be subject to withholding, duties, levies, deductions, charges or other taxes and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

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(nn) No Immunity. None of the Company, the Guarantor or any of their properties or assets has immunity from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) or from jurisdiction of any Dutch, U.S. federal or New York state court.

(oo) Regulations T, U, X. The application of the proceeds received by the Company from the issuance and sale of the Notes will not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(pp) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Disclosure Package or the Transaction Documents in the Netherlands is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

3. [Reserved].

4. Additional Agreements of the Company. Each of the Company and the Guarantor further covenants and agrees with each Underwriter as follows:

(a) Preparation of Prospectus; Underwriters’ Review of Proposed Amendments and Supplements and Additional Written Communications. As promptly as practicable following the Applicable Time and in any event not later than the second business day following the date hereof, the Company and the Guarantor will prepare and deliver to the Underwriters the Prospectus, which shall consist of the Preliminary Prospectus as modified only by the information contained in the Final Term Sheet (defined below) and shall file such Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act. The Company and the Guarantor will not amend or supplement the Preliminary Prospectus or the Final Term Sheet following the Applicable Time. The Company and the Guarantor will not amend or supplement the Prospectus prior to the Closing Date unless each Representative shall previously have been furnished a copy of the proposed amendment or supplement prior to the proposed use or filing and afforded a reasonable period of time for review and comment prior to the proposed amendment or supplement. Before using, authorizing, approving or distributing any Additional Written Communication, the Company and the Guarantor will furnish to the Representatives a copy of such Additional Written Communication for review and will not distribute any such Additional Written Communication to which the Representatives reasonably object.

(b) Amendments and Supplements to the Prospectus and Other Securities Law Matters. The Company and the Guarantor will comply with the Securities Act and the Exchange Act, in each case to the extent applicable to the offering and sale of the Notes, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Disclosure Package and the Prospectus. If at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and (subject to Section 4(a) hereof) furnish to the Underwriters such amendments or supplements to the Disclosure Package as may be necessary so that the statements therein as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Disclosure Package will comply with all applicable law. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantor agree to promptly prepare (subject to Section 4(a) hereof), and furnish at its own expense to the Underwriters, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus, as amended or supplemented, will comply with all applicable law.

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(c) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor will promptly file all reports and other documents required to be filed by them with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus or any amended Prospectus has been filed with the Commission; provided that no notification described in clauses (1) and (2) need be given after the Closing Date unless the Representatives have advised the Company that the Underwriters have not completed the distribution of the Notes, (3) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (4) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (5) of the initiation or threatening, to the knowledge of the Company or the Guarantor, of any proceeding for any such purpose, or (6) of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information relating to the Securities; and the Company and the Guarantor will use their commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible.

(d) Furnishing of Earning Statement. As soon as practicable but not later than 18 months after the date of the effectiveness of the Registration Statement, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) Copies of the Registration Statement. The Company and the Guarantor agree to furnish the Underwriters, without charge, as many copies of the Registration Statement, the Disclosure Package and the Prospectus and any amendments and supplements thereto as they shall reasonably request.

(f) Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company and the Guarantor shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company and the Guarantor will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantor shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package.

(h) DTC. The Company and the Guarantor will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

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(i) Agreement Not To Offer or Sell Additional Securities. During the period of 15 days following the date hereof, the Company and the Guarantor will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantor or securities exchangeable for or convertible into debt securities of the Company or the Guarantor (other than as contemplated by this Agreement) in the U.S. capital markets; provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to offerings and sales of securities outside of the United States made solely in reliance on Regulation S.

(j) Tax Indemnity and Gross-Up. Each of the Company and the Guarantor will indemnify and hold harmless the Underwriters against any VAT, documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Notes by the Company to the Underwriters and on the execution and delivery of this Agreement and the Indenture, other than Italian registration tax arising as a result of the Underwriters’ registration of this Agreement or the Indenture in Italy where the registration is not required to enforce the Underwriters’ rights hereunder or thereunder. All sums payable by the payors hereunder, including any indemnity payments made pursuant to this Section 4(j), shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction unless the relevant payor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for (a) any net income, capital gains or franchise taxes imposed on the Underwriters by a Taxing Jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement and the Indenture) between the Underwriters and the jurisdiction imposing such withholding or deductions or (b) any taxes as disclosed in the Disclosure Package, the payors shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made. All sums payable by the payors to the payees under this Agreement shall be considered exclusive of VAT. All amounts charged by the payees or for which the payees are to be reimbursed will be invoiced together with any applicable VAT that the payees are required to pay to the relevant tax authority, where appropriate. Any VAT due on the amounts charged by the payees shall be for the account of the payors; provided that the payees provide the payors with a valid VAT invoice where appropriate.

(k) Final Term Sheet. The Company and the Guarantor will prepare a final term sheet in the form set forth in Annex A hereto and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”).

(l) Filing Fees. The Company and the Guarantor agree to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) under the Securities Act.

(m) Permitted Free Writing Prospectuses. The Company and the Guarantor agree that, unless they obtain the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex D hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company and the Guarantor agree that (i) they will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter severally represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act other than (i) a free writing prospectus containing only the information contained in the Final Term Sheet; (ii) any customary preliminary pricing communication that is not an Issuer Free Writing Prospectus, contains only information describing the preliminary terms of the Notes or their offering which, in their final form, will not be inconsistent with the Final Term Sheet, and that, solely as a result of use by such Underwriter, would not be required to be filed pursuant to Rule 433(d); or (iii) a free writing prospectus identified in Annex F hereto.

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(n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If, before completion of the Underwriters’ distribution of the Notes as contemplated in this Agreement, the Company or the Guarantor receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantor will (i) promptly notify the Representatives; (ii) take such steps, including, without limitation, promptly amending the Registration Statement or filing a new registration statement or post-effective amendment, at their own expense, as may be necessary to permit the public offering and sale of the Notes by the Underwriters as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor have otherwise become ineligible; (iii) use their reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. References herein to the Registration Statement shall include any such amendment, new registration statement or post effective amendment, as the case may be.

The Representatives on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company and the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

5. Conditions of the Underwriters’ Obligations. The obligation of each Underwriter to purchase the Notes on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date (it being understood that for purposes of this Section 5(b) references in Section 2 hereof to the Disclosure Package shall be to the Prospectus unless such representation or warranty speaks to a specific point in time); and the statements of the Company, the Guarantor and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Material Adverse Change. No event or condition of a type described in Section 2(k) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

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(d) No Downgrade. Subsequent to the earlier of (i) the Applicable Time and (ii) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company, the Guarantor or any of the Guarantor’s subsidiaries that are rated by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or S&P Global Ratings, a division of S&P Global Inc. (A) no downgrading by any such rating agency shall have occurred in the rating accorded any such debt securities or preferred stock and (B) neither such rating agency shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Guarantor and one additional senior executive officer of the Guarantor who is satisfactory to the Representatives confirming that, (i) such officers have carefully reviewed the Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company and the Guarantor in this Agreement are true and correct; (ii) the Company or Guarantor has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission; (iii) the Company or Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; (iv) the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (v) to the effect set forth in paragraphs (c) and (d) of this Section 5.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Associés at the request of the Guarantor shall have furnished to the Representatives, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinion and Disclosure Letter of U.S. Counsel for the Company and the Guarantor. Sullivan & Cromwell LLP, U.S. counsel for the Company and the Guarantor, shall have furnished to the Representatives, at the request of the Company and the Guarantor, their written opinion and disclosure letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h) Opinion of Dutch Counsel for the Guarantor. De Brauw Blackstone Westbroek N.V., Dutch counsel for the Guarantor, shall have furnished to the Representatives, at the request of the Guarantor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, an opinion of Allen Overy Shearman Sterling LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any competent federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Notes.

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(k) Good Standing. The Representatives shall have received on and as of the Closing Date (i) satisfactory evidence of the good standing of the Company in the State of Delaware and (ii) an extract of the Dutch Chamber of Commerce of the Guarantor, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) CFO Certificate. The Representatives shall have received on and as of the date of this Agreement a certificate of the chief financial officer of the Guarantor, in form and substance reasonably satisfactory to the Representatives.

(m) Additional Documents. On or prior to the Closing Date the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(n) DTC Clearance. Prior to the Closing Date, the Company and the Guarantor shall have taken all action reasonably required to be taken by them to have the Notes declared eligible for clearance and settlement through DTC.

6. Offer, Sale and Resale Procedures. Each of the Underwriters, the Company and the Guarantor hereby agree that offers and sales of the Notes will be made only by the Underwriters or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Company and the Guarantor agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus or any Additional Written Communication, or caused by any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) of this Section 7.

(b) Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Guarantor, their directors, officers and each person, if any, who controls the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus or any Additional Written Communication, or caused by any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the information regarding stabilizing transactions contained under the caption “Underwriting” relating to the Notes.

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(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, their directors, officers and any control persons of the Guarantor shall be designated in writing by the Company or the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor, on the one hand, and the Underwriters on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company or the Guarantor, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Guarantor, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company or the Guarantor from the sale of the Notes and the total discounts and commissions received by the Underwriters in connection therewith, in each case as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company or the Guarantor, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) of this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Dutch, New York State or U.S. federal authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is so material and adverse that it makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date on the terms and in the manner contemplated by this Agreement and the Disclosure Package. Any termination pursuant to this Section 9 shall be without liability on the part of any party hereto to any other party, except that the provisions of Section 7 hereof shall at all times be effective and shall survive such termination.

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10. Defaulting Underwriter.

(a) If, on the Closing Date any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company and the Guarantor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company and the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Guarantor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantor or counsel for the Underwriters may be necessary in the Disclosure Package, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus necessary that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Guarantor as provided in paragraph (a) above, the aggregate notional amount of Notes that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of Notes to be purchased on such date, then the Company and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the notional amount of Notes that such Underwriter agreed to purchase on such date) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Guarantor as provided in paragraph (a) above, the aggregate notional amount of Notes that remain unpurchased on the Closing Date equals or exceeds one-eleventh of the aggregate principal amount of Notes to be purchased on such date, or if the Company and the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company and the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Guarantor or any non-defaulting Underwriter for damages caused by its default.

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11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor will pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder (together with any irrecoverable VAT payable in respect of such costs or expenses), including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection, excluding for the avoidance of doubt any VAT, documentary, stamp, registration or similar issuance tax actually indemnified and paid under Section 4(j); (ii) the costs in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, the Preliminary Prospectus, the Prospectus, any free writing prospectus and all amendments and supplements thereto; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of counsel of the Company and the Guarantor and independent accountants; (v) the fees and expenses incurred in connection with the qualification and determination of eligibility for investment of the Notes under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $5,000 for the offering contemplated by this Agreement); (vi) the cost of preparing certificates of global notes representing the Notes, if any; (vii) the costs and charges of the Trustee, any paying agent, transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, if required (including the related reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $5,000 for the offering contemplated by this Agreement (it being agreed and understood that any other related expenses, including filing fees, shall be reimbursed in full)); (ix) any fees payable in connection with the rating of the Notes with the nationally recognized statistical rating organizations; and (x) all expenses incurred by the Company and the Guarantor in connection with any “road show” presentation, if any, to potential investors. It is understood that except as provided in this Section 11 and Section 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make, with all such expenses paid by each Underwriter in proportion to its pro rata share (based on the notional amount of Securities that each Underwriter agreed to purchase).

(b) If (A) this Agreement is terminated pursuant to Section 9(ii), where there has been no general suspension or material limitation on trading described in Section 9(i), (B) the Company fails to tender the Notes for delivery to the Underwriters as obligated hereunder or under the Indenture or (C) the Underwriters decline to purchase the Notes as a result of a breach of the obligations of the Company or the Guarantor under this Agreement or a failure to satisfy the conditions in Sections 5(a), (b), (c), (e), (f), (g), (h), (i), (j) and (n) the Company and the Guarantor agree to reimburse the Underwriters for all reasonable out of pocket costs and expenses (including reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (i) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 501(b) under the Securities Act; (ii) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London; and (iii) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

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15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (fax: +1 646 291 1469); Deutsche Bank Securities Inc., 1 Columbus Circle New York, New York 10019, Attention: Debt Capital Markets Syndicate, with a copy at the same address to Attention: General Counsel Email: dbcapmarkets.gcnotices@list.db.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282; Attention: Registration Department; Intesa Sanpaolo IMI Securities Corp., 1 William Street, New York, New York 10282, Attention: Debt Capital Markets (tel: +1 877 792 1374; email: dcm.ny@intesasanpaolo.com); Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036 (fax: +1-212-507-8999), Attention: Investment Banking Division; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281 (tel: +1-212-618-7706), Attention: DCM Transaction Management/Scott Primrose; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172; Attention: Debt Capital Markets (tel: 1-212-224-5135; email: NikkoGCNotices@smbcnikko-si.com). Notices to the Guarantor shall be given to it at Stellantis N.V., Taurusavenue 1, 2132 LS Hoofddorp, the Netherlands (email: ferrante.zileri@stellantis.com); Attention: Ferrante Zileri Dal Verme, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (email: millersc@sullcrom.com), Attention: Scott D. Miller, and 1 New Fetter Lane, London EC4A 1AN, United Kingdom (email: deVitoPiscicelliO@sullcrom.com), Attention: Oderisio de Vito Piscicelli. Notices to the Company shall be given to it at Stellantis Finance US Inc., 1000 Chrysler Drive, Auburn Hills, Michigan 48326 (email: david.gubbini@stellantis.com); Attention: David Gubbini, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (email: millersc@sullcrom.com), Attention: Scott D. Miller, and 1 New Fetter Lane, London EC4A 1AN, United Kingdom (email: deVitoPiscicelliO@sullcrom.com), Attention: Oderisio de Vito Piscicelli.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Waiver of Immunity. To the extent that the Company and the Guarantor have or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Netherlands, or any political subdivision thereof, (ii) the United States, the State of New York or any political subdivision thereof; or (iii) any jurisdiction in which it owns or leases property or assets (including without limitation Italy, or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(d) Submission to Jurisdiction. The Company, the Guarantor and the Underwriters hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Guarantor and may be enforced in any court to the jurisdiction of which Company or the Guarantor are subject by a suit upon such judgment. The Guarantor irrevocably appoints Fiat Chrysler Finance North America, Inc., 1000 Chrysler Drive, Auburn Hills, MI 48326, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees to accept service of process upon such authorized agent, accompanied by written notice of such service to the Guarantor by the person serving the same to the address provided in this Section 15, and not dispute that such service will be in every respect effective service of process upon the Guarantor in any such suit or proceeding. The Guarantor hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.

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(e) Recognition of U.S. Special Resolution Regimes.

(i)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any Underwriter that is a Covered Entity and it or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Recognition of bail-in. Notwithstanding and to the exclusion of any other term of this Agreement, or any other agreements, arrangements, or understandings between the Company, the Guarantor, and the Underwriters, each of the Company and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, consents and agrees to be bound by:

(i)

the effect of the exercise of Bail-in Powers by any Relevant Resolution Authority in relation to any BRRD Liability of any Underwriter to the Company or the Guarantor, under this Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(1)	the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;

(2)

the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of any Underwriter or another person (and the issue to or conferral on the Company or the Guarantor of such shares, securities or obligations);

(3)	the cancellation of any BRRD Liability; or

(4)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Power by any Relevant Resolution Authority.

25

In this Section 15(f):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended;

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means each resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Patriot Act. The Underwriters hereby notify the Company and the Guarantor that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), they are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of the Company and the Guarantor, as well as other information that will allow the Underwriters to properly identify the Company and the Guarantor in accordance with the USA Patriot Act.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

26

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

STELLANTIS FINANCE US INC.

By:	/s/ Ferrante Zileri Dal Verme
	Name:	Ferrante Zileri Dal Verme
	Title:	President

STELLANTIS N.V.

By:	/s/ Ferrante Zileri Dal Verme
	Name:	Ferrante Zileri Dal Verme
	Title:	Group Treasurer

[Signature page to Underwriting Agreement]

Accepted: As of the date first written above

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

Intesa Sanpaolo IMI Securities Corp.

1 William Street,

New York, New York 10004

United States of America

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

United States of America

RBC Capital Markets, LLC

Brookfield Place, 200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

United States of America

For themselves and the other several

Underwriters named in

Schedule I to this Agreement.

[Signature page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Matthew Siracuse
Name: Matthew Siracuse
Title: Managing Director, DBSI

By:	/s/ Thomas Short
Name: Thomas Short
Title: Managing Director, DBSI

[Signature page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Crystal Gao
Name: Crystal Gao
Title: Vice President

[Signature page to Underwriting Agreement]

INTESA SANPAOLO IMI SECURITIES CORP.

By:	/s/ Jon Basagoiti
Name: Jon Basagoiti
Title: Managing Director

[Signature page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Managing Director

[Signature page to Underwriting Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ William Oberrender
Name: William Oberrender
Title: Managing Director

[Signature page to Underwriting Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ John Bolger
Name: John Bolger
Title: Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased
Citigroup Global Markets Inc.	$125,000,000	$125,000,000
Deutsche Bank Securities Inc.	$125,000,000	$125,000,000
Goldman Sachs & Co. LLC	$125,000,000	$125,000,000
Intesa Sanpaolo IMI Securities Corp.	$125,000,000	$125,000,000
Morgan Stanley & Co. LLC	$125,000,000	$125,000,000
Natixis Securities Americas LLC	$125,000,000	$125,000,000
RBC Capital Markets, LLC	$125,000,000	$125,000,000
SMBC Nikko Securities America, Inc.	$125,000,000	$125,000,000
Bank of China (Europe) S.A.	$59,375,000	$59,375,000
Commerz Markets LLC	$59,375,000	$59,375,000
ING Financial Markets LLC	$59,375,000	$59,375,000
Santander US Capital Markets LLC	$59,375,000	$59,375,000
Academy Securities, Inc.	$4,168,000	$4,168,000
Samuel A. Ramirez & Company, Inc.	$4,166,000	$4,166,000
Siebert Williams Shank & Co., LLC	$4,166,000	$4,166,000

Total	$1,250,000,000	$1,250,000,000

I-1

SCHEDULE II

Significant Subsidiaries

Subsidiary	Organized Under the Laws of
FCA US LLC	United States (Delaware)
Stellantis Europe S.p.A.	Italy
Stellantis Auto SAS	France
Stellantis Financial Services US Corp.	United States (Delaware)

II-1

ANNEX A

Free Writing Prospectus dated September 10, 2026 (to the prospectus dated August 3, 2026 and Preliminary Prospectus Supplement dated September 10, 2026)	Filed Pursuant to Rule 433 Registration Statement Nos. 333-297933 and 333-297933-01

FINAL TERM SHEET

STELLANTIS FINANCE US INC.

$1,250,000,000 6.750% Fixed Rate Notes due 2031

$1,250,000,000 7.400% Fixed Rate Notes due 2036

Fully and unconditionally guaranteed by

STELLANTIS N.V.

Issuer:	Stellantis Finance US Inc. (the “Company”)

Guarantor:	Stellantis N.V. (the “Guarantor”)

Title of Securities:	6.750% Fixed Rate Notes due 2031 (the “2031 Notes”) 7.400% Fixed Rate Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”)

Expected Ratings*:	Baa3 / BBB- (Moody’s / S&P)

Aggregate Principal Amount:	2031 Notes: $1,250,000,000 2036 Notes: $1,250,000,000

Trade Date:	September 10, 2026

Settlement Date**:	September 16, 2026 (T+4)

Maturity Date:	2031 Notes: September 16, 2031 2036 Notes: September 16, 2036

Public Offering Price:	Per 2031 Note: 99.950%; Total $1,249,375,000 Per 2036 Note: 99.909%; Total $1,248,862,500

Net Proceeds, After Underwriting Discount, but Before Expenses to the Company:	Per 2031 Note: 99.600%; Total $1,245,000,000 Per 2036 Note: 99.459%; Total $1,243,237,500

Underwriting Discount:	Per 2031 Note: 0.350%; Total $4,375,000 Per 2036 Note: 0.450%; Total $5,625,000

Interest Rate:	2031 Notes: 6.750% per annum 2036 Notes: 7.400% per annum

Day Count Convention:	30/360

Business Day Convention:	Following unadjusted

Date Interest Starts Accruing:	September 16, 2026

Interest Payment Dates:

2031 Notes: March 16 and September 16 of each year, subject to the Business Day Convention, commencing March 16, 2027, to and including the maturity date, or, if redeemed early, the date of such redemption

2036 Notes: March 16 and September 16 of each year, subject to the Business Day Convention, commencing March 16, 2027, to and including the maturity date, or, if redeemed early, the date of such redemption

Spread to Benchmark Treasury:	2031 Notes: T+200bps 2036 Notes: T+245bps

Benchmark Treasury:	2031 Notes: UST 4.375% due August 31, 2031 2036 Notes: UST 4.625% due August 15, 2036

Benchmark Treasury Price and Yield:	2031 Notes: 98-09 3⁄4; 4.762% 2036 Notes: 97-12; 4.963%

Yield to Maturity:	2031 Notes: 6.762% 2036 Notes: 7.413%

Optional Redemption:

The Company may redeem any series of the Notes, in whole or in part, at its option, at any time and from time to time before the applicable “Par Call Date” (as set out in the table below) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes matured on the applicable “Par Call Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined in the preliminary prospectus supplement) plus the applicable “Make-Whole Spread” (as set out in the table below), less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes of the series to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable “Par Call Date”, the Company may at its option redeem any series of the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

Series	Par Call Date	Make-Whole Spread
2031 Notes	August 16, 2031	30 basis points

2036 Notes	June 16, 2036	40 basis points

Change of Control:	As described in the preliminary prospectus supplement.

Optional Tax Redemption:	As described in the preliminary prospectus supplement.

Issuer Substitution Provisions:	As described in the preliminary prospectus supplement.

Ranking:	As described in the preliminary prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from the sale of the Notes for general corporate purposes.

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	2031 Notes: 85855C AR1 / US85855CAR16 2036 Notes: 85855C AS9 / US85855CAS98

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Intesa Sanpaolo IMI Securities Corp.

Morgan Stanley & Co. LLC

Natixis Securities Americas LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	Bank of China (Europe) S.A. Commerz Markets LLC ING Financial Markets LLC Santander US Capital Markets LLC

Co-Managers:	Academy Securities, Inc. Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

*

A securities rating is not a recommendation to purchase, hold or sell securities, and may be changed, superseded or withdrawn at any time. Each rating should be evaluated independently of any other rating.

**

The Company expects that delivery of the Notes will be made against payment therefor on or about September 16, 2026, which will be the fourth business day following the date of pricing of the Notes (this settlement cycle being herein referred to as “T+4”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

The Company and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the Company and the Guarantor have filed with the SEC for more complete information about the Company, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1-800-831-9146, Deutsche Bank Securities Inc., at +1-800-503-4611, Goldman Sachs & Co. LLC at +1-866-471-2526, Intesa Sanpaolo IMI Securities Corp. at +1-877-792-1374, Morgan Stanley & Co. LLC at +1-866-718-1649, Natixis Securities Americas LLC at +1-866-425-1819, RBC Capital Markets, LLC at +1-866-375-6829 and SMBC Nikko Securities America, Inc. at +1-888-868-6856.

Not for retail investors in the European Economic Area (“EEA”) or the United Kingdom. No key information document (KID) as required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) or as required by the PRIIPs Regulation as it forms part of domestic UK law by virtue of the European Union (Withdrawal) Act 2018, as amended, has been prepared as the Notes are not available to retail investors in the EEA or the United Kingdom, respectively.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX B

Form of Opinion and Disclosure Letter of Sullivan & Cromwell LLP

September [•], 2026

To each of the several Underwriters listed on Schedule A

As Representatives of the several Underwriters.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated September [•], 2026 (the “Underwriting Agreement”), among Stellantis Finance US Inc., a Delaware corporation (the “Company”), Stellantis N.V., a public company with limited liability incorporated under the laws of the Netherlands, as Guarantor (the “Guarantor”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of (i) $[•] aggregate principal amount of the Company’s [•]% Fixed Rate Notes due [2031], and (ii) $[•] aggregate principal amount of the Company’s [•]% Fixed Rate Notes due [2036] (collectively, the “Notes”) and the related guarantees (the “Guarantees”, and together with the Notes, the “Securities”) of the Notes by the Guarantor, issued pursuant to the Indenture, dated as of September [•], 2026 (the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”), we, as United States counsel for the Company and the Guarantor, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company is an existing corporation in good standing under the laws of the State of Delaware.

(2) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, and assuming the Indenture has been duly authorized, executed and delivered by the Guarantor under Dutch law, the Indenture has been duly executed and delivered by the Guarantor and constitutes a valid and legally binding obligation of each of the Company and the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) The Notes have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) Assuming the Guarantees have been duly authorized, executed and delivered under Dutch law, the Guarantees have been duly executed and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and, assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor under Dutch law, the Underwriting Agreement has been duly executed and delivered by the Guarantor.

(6) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, as such term is defined in the Underwriting Agreement, would be on the date hereof, required to register under, or seek an exemption from, the Investment Company Act of 1940, in connection with the offer and sale of the Securities.

(7) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor, as the case may be, under the Covered Laws for the issuance, sale and delivery of the Notes by the Company, and the issuance, sale and delivery of the Guarantees by the Guarantor, to the Underwriters, and the performance by the Company and the Guarantor of their respective obligations under the Underwriting Agreement, have been obtained or made.

(8) The issuance, sale and delivery of the Notes by the Company, and the issuance, sale and delivery of the Guarantees by the Guarantor, to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company and the Guarantor of their respective obligations under the Underwriting Agreement will not, violate any Covered Laws applicable to the Company or the Guarantor.

(9) Under the laws of the State of New York relating to submission to personal jurisdiction each of the Company and, assuming the validity of such submission insofar as the laws of the Netherlands are concerned, the Guarantor has, pursuant to Section 16(d) of the Underwriting Agreement, validly submitted to the non-exclusive personal jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby.

In connection with our opinion set forth in paragraph (1) above, we have relied solely on a good standing certificate for the Company issued by the Secretary of State of the State of Delaware.

We are expressing no opinion in paragraphs (7) and (8) above, insofar as performance by the Company or the Guarantor of their respective obligations under the Securities is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (7) and (8) above, “Covered Laws” means the Federal laws of the United States and the statutory laws of the State of New York (including the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations, and the performance by the Company and the Guarantor of their respective obligations under the Underwriting Agreement; provided, however, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws, or any law that is applicable to the Company, the Guarantor, the Securities, or the issuance, sale or delivery of the Securities solely as part of a regulatory regime applicable to the Company, the Guarantor or their affiliates due to its or their status, business or assets.

In connection with our opinion set forth in paragraph (9) above, we assume that any such action will be properly brought in a court having jurisdiction over the subject matter, and we are expressing no opinion with respect to the subject matter jurisdiction of any such court. Also, we are expressing no opinion as to whether or under what circumstances such a court might decline to accept jurisdiction over such action on the ground that New York is an inconvenient forum.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Dutch law, we note that you have received an opinion, dated September [•], 2026 of De Brauw Blackstone Westbroek N.V. pursuant to Section 5(h) of the Underwriting Agreement.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible, and we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Notes and the Guarantees conform to the specimens thereof examined by us, (iii) the Trustee’s certificates of authentication of the Notes have been manually or electronically signed by one of the Trustee’s authorized officers, and (iv) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This opinion is furnished by us, as United States counsel to the Company and the Guarantor, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

Intesa Sanpaolo IMI Securities Corp.

1 William Street,

New York, New York 10004

United States of America

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

United States of America

RBC Capital Markets, LLC

Brookfield Place, 200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

United States of America

September [•], 2026

To each of the several Underwriters listed on Schedule B

As Representatives of the several Underwriters.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of (i) $[•] aggregate principal amount of [•]% Fixed Rate Notes due [2031], and (ii) $[•] aggregate principal amount of [•]% Fixed Rate Notes due [2036] (collectively, the “Securities”) of Stellantis Finance US Inc., a Delaware corporation (the “Company”), and the related guarantees (the “Guarantees”) of the Securities by Stellantis N.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Guarantor”).

The Registration Statement relating to the Securities and the Guarantees (File Nos. 333-297933 and 333-297933-01) (the “Registration Statement”), was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities and Guarantees have been offered by the Prospectus, dated August 3, 2026 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated September [•], 2026 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus.

As United States counsel to the Company and the Guarantor, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Guarantor, the Guarantor’s accountants and the Guarantor’s Dutch counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, the Guarantor [and the Guarantor’s accountants] concerning certain matters relating to the Company and the Guarantor, and reviewed certificates of certain officers of the Guarantor, opinions addressed to you from the Guarantor’s Dutch counsel and letters addressed to you from the Guarantor’s accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained (i) under the captions “Description of Debt Securities and Guarantees” in the Basic Prospectus and “Description of Notes and Guarantees” in the Prospectus Supplement insofar as they relate to the provisions of the indenture therein described, and (ii) under the caption “United States Taxation of Debt Securities” in the Basic Prospectus insofar as they relate to the provisions of United States Federal tax law therein described, and in each case insofar as relevant to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) the Pricing Disclosure Package as of [•] P.M., New York City time, on September [•], 2026, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph of this letter has caused us to believe that, insofar as relevant to the offering of the Securities, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Pricing Disclosure Package, except to the extent specifically noted in the last sentence of the second preceding paragraph of this letter. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, as to management’s report of its assessment of the effectiveness of the Guarantor’s internal control over financial reporting or the registered public accounting firm’s attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as United States counsel to the Company and the Guarantor, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

Preliminary Prospectus Supplement, dated September [•], 2026

Final Term Sheet, dated September [•], 2026

Schedule B

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

Intesa Sanpaolo IMI Securities Corp.

1 William Street,

New York, New York 10004

United States of America

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

United States of America

RBC Capital Markets, LLC

Brookfield Place, 200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

United States of America

ANNEX C

Form of Opinion of De Brauw Blackstone Westbroek N.V.

To the Underwriters (as defined below)

Date [•] September 2026		B.J. Boutellier E bas.boutellier@debrauw.com T +31 20 577 1442 F +31 20 577 1775
Our ref.	M47699974/5/20731795

DRAFT 10 SEPTEMBER 2026; SUBJECT TO REVIEW OF DOCUMENTS AND PARTNER’S APPROVAL

Re:

Dear Addressee,

Stellantis N.V. (the “Company”)

USD [•] % [•] fixed rate notes due [•] (the “20[•] Notes”) and USD [•] % [•] fixed rate notes due [•] (the “20[•] Notes”, and together with the 20[•] Notes, the “Notes”) guaranteed by the Company

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V., (“De Brauw”) act as Dutch legal advisers to the Company in connection with the Agreements.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)

we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)

we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)

we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	FACTUAL RESEARCH

We have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by the Company; and

(ii)	the Preliminary Prospectus and the Prospectus.

(b)	A copy of:

(i)	the Company’s deed of incorporation and its Articles of Association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	the Trade Register Extract.

(c)	A copy of each Corporate Resolution.

(d)	A copy of each Power of Attorney.

In addition, we have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)

Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Company is not included on any Sanctions List.

(g)

Confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Company is not registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)

(A)	Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(B)	Each electronic signature is a qualified electronic signature or the signing method used for it is sufficiently reliable.

(iii)	Each confirmation listed in paragraph 3 is true.

(iv)	Each Agreement has been signed by all parties in the form referred to in this opinion.

(b)

(i)	The Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(iii)	There is no works council (ondernemingsraad) the advice of which must be sought on the Company’s decision to guarantee the Notes.

(c)

(i)	Each party other than the Company has [or will have] validly entered into each Agreement.

(ii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Company under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney (including, whether or not expressed, to sign by electronic signature).

(iii)	[Each Agreement has been signed on behalf of the Company by all of its managing directors, by its chief executive officer or by a person named as authorised representative in a Power of Attorney].

(d)

When validly signed by all parties (including by electronic signature), each Agreement is valid and binding on and enforceable against each party under New York law by which they are expressed to be governed.

(e)	The Company’s assets are not intended for public use (de openbare dienst).

(f)

(i)	No Underwriter is prevented or restricted from entering into, performing or enforcing the Agreements under the Sanctions Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(ii)	Each Underwriter which qualifies as an investment firm (beleggingsonderneming) within the meaning of the Wft complies with the Wft.

(g)

(i)	The selling restrictions set out in the Prospectus and the Preliminary Prospectus have been complied with.

(ii)	Any Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(iii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(h)	The registration statement (including the Prospectus and the Preliminary Prospectus) has been filed with the Securities and Exchange Commission for the offering of the Securities.

(i)	The Company and the Issuer belong to the same group (groep).

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

(a)	The Company has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Company has the corporate power to enter into and perform each Agreement.

(ii)	The Company has taken all necessary corporate action to authorise its entry into and performance of each Agreement.

(iii)	The Company has validly signed each Agreement.

(c)

(i)	The Company does not require any governmental licence, dispensation, recognition or other consent for its entry into and performance of any Agreement.

(ii)	There are no governmental registration, filing or similar formalities required to ensure the validity and binding effect on and enforceability against the Company of any Agreement.

(d)	The Company’s entry into and performance of each Agreement do not violate Dutch law or its Articles of Association.

(e)

(i)	The choice of New York law as the governing law of each of the Guarantees, the Underwriting Agreement and the Base Indenture is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Company of each Agreement.

(f)

(i)	The validity and binding effect on and enforceability against the Company of the submission to the jurisdiction of the New York Courts in each of the Underwriting Agreement and the Base Indenture:

(A)	under Dutch private international law are likely governed by New York law; and

(B)	are not restricted by Dutch law.

(ii)	The validity and binding effect on and enforceability against the Company of the appointment by it in each of the Underwriting Agreement and the Base Indenture of an agent for service of process:

(A)	is governed by the law designated by New York private international law; and

(B)	is not restricted by Dutch law.

(iii)

A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

(g)	The Company is not entitled to immunity from legal proceedings nor are its assets immune from execution.

(h)

No governmental consent, registration or similar requirement prohibits or restricts any Underwriter from entering into, performing or enforcing any Agreement, other than any requirement implied in the assumption in paragraph 4(f)(ii).

(i)	In a Dutch court, the creditor of a claim expressed in a foreign currency may seek an order for payment at his option in that foreign currency or in the Dutch currency.

(j)

The statements in the Base Prospectus under the heading “Dutch Taxation of Debt Securities” included in the chapter “TAXATION”, to the extent that they are statements as to Dutch tax law, are correct in all material aspects.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York law as the governing law of each of the Guarantees, the Underwriting Agreement and the Base Indenture:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when each of Guarantees, the Underwriting Agreement and the Base Indenture was entered into (other than the choice of New York law as the governing law of such Agreement) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)

The binding effect and enforceability of the submission to the jurisdiction of the New York Courts in each of the Underwriting Agreement and the Base Indenture are subject to limited exceptions, including any exceptions applicable under the Brussels I-bis Regulation or the Lugano Convention.

(d)

Under the Brussels I-bis Regulation, a choice of court agreement that (i) provides for a choice of court in the European Union, and (ii) permits a party to bring proceedings before another court, is valid insofar as (A) the other court is a court in the European Union or a state party to the Lugano Convention, and (B) the agreement identifies objective factors which are sufficiently precise to enable the other court to ascertain whether it has jurisdiction. It is uncertain whether this rule applies to other non-exclusive choices of court and we do not express any opinion on the effects of this rule on each of the Underwriting Agreement and the Base Indenture.

(e)	Enforcement in the Netherlands of each Agreement and of foreign judgments is subject to Dutch rules of civil procedure.

(f)

The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) the Company’s entry into and performance of each Agreement violates Dutch law, and (ii) each Agreement is valid, binding and enforceable.

(g)

In respect of proceedings in a Dutch court for the enforcement of each Agreement, the appointment of a process agent pursuant to (i) Clause 16(d) of the Underwriting Agreement and (ii) Section [1.14(1)] of the Base Indenture may be without effect.

(h)	In proceedings in a Dutch court for the enforcement of any Agreement, the court may mitigate amounts due in respect of litigation and collection costs.

(i)

Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(j)

If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of any of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity’s interest.

(k)

To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(l)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)

A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(m)	We do not express any opinion on:

(i)	competition (including state aid) matters;

(ii)	the validity of any assignment or transfer pursuant to each of the Agreements or any other in rem matters; and

(iii)	tax matters.

7	RELIANCE

(a)	This opinion may be relied upon by each Addressee for the purpose of the Agreements and not by any other person or for any other purpose.

(b)

By accepting this opinion, each Addressee agrees that it shall not supply this opinion, or disclose its contents or existence, to any person for any purpose, except that each Addressee may supply a copy of this opinion to:

(i)	Allen Overy Shearman Sterling LLP in their capacity as each Addressee’s legal advisers and for the purpose of the Agreements;

(ii)	to its Affiliates, its and their auditors and its and their legal and other professional advisers and its insurers, in each case on a need-to-know basis;

(iii)	to any regulatory authority exercising supervision over it; and

(iv)

to the extent required by law (including by legally binding regulation or by a binding order of a competent court or governmental authority) or necessary for its defence in any proceedings before a competent court or governmental authority provided that each Addressee to the extent permitted by law, has notified De Brauw as soon as reasonably possible that it believes that it may be required or necessary for it to disclose (or, if prior notification is not permitted by law or has not reasonably been possible, that it has disclosed), this opinion, but, in each case, solely for information purposes (and not to be relied upon) and subject to the restrictions set out in this paragraph 7.

(c)	By accepting this opinion, each Addressee furthermore agrees that:

(i)

the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion; and

(iii)	this opinion (including the agreements in this paragraph 7) does not make an Addressee a client of ours.

(d)	We confirm that the General Conditions of De Brauw do not apply in relation to an Addressee in its capacity as addressee of this opinion.

[Signature page follows]

Yours faithfully, De Brauw Blackstone Westbroek N.V.

Bas Boutellier Advocaat

Annex – Definitions

Part 1 - General

In this opinion:

“20[•] Notes” means USD [•] % [•] fixed rate notes due [•].

“20[•] Notes” means USD [•] % [•] fixed rate notes due [•].

“Addressee” means each of the Underwriters.

“Affiliate” means, in relation to an entity, another entity controlled by that entity, another entity controlling that entity, or another entity under common control with that entity.

“Agreements” is defined in part 3 (Documents) of this Annex.

“Articles of Association” is defined in part 2 (Company) of this Annex.

“Base Indenture” is defined in part 3 (Documents) of this Annex.

“Base Prospectus” is defined in part 3 (Documents) of this Annex.

“Board Regulations” is defined in part 2 (Company) of this Annex.

“Brussels I-bis Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“Company” is defined in part 2 (Company) of this Annex.

“Corporate Resolution” is defined in part 2 (Company) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Guarantees” is defined in part 3 (Documents) of this Annex.

“Indenture” is defined in part 3 (Documents) of this Annex.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means Stellantis Finance US Inc.

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York law” means the laws of the State of New York without regard to its conflicts of laws principles.

“New York Court” means any (i) U.S. federal or state court in the State of New York, New York County In the Indenture and (ii) U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in the Underwriting Agreement.

“Notes” means each of the 20[•] Notes and the 20[•] Notes.

“Offer Regulations” means:

(a)

Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)

Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)

Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC; and

(d)	Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable.

“Officer’s Certificate” is defined in part 3 (Documents) of this Annex.

“Power of Attorney” is defined in part 2 (Company) of this Annex.

“Preliminary Prospectus” is defined in part 3 (Documents) of this Annex.

“Prospectus” is defined in part 3 (Documents) of this Annex.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Sanctions List” means each of:

(a)	the Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)	the National sanction list terrorism (Nationale sanctielijst terrorisme).

“Securities” means each of the Notes and the Guarantees.

“the Netherlands” means the European part of the Netherlands.

“Trade Register Extract” is defined in part 2 (Company) of this Annex.

“Trustee” means The Bank of New York Mellon as trustee under the Indenture.

“Underwriters” means each of:

(a)	Goldman Sachs & Co. LLC;

(b)	[•].

“Underwriting Agreement” is defined in part 3 (Documents) of this Annex.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

Part 2 – Company

In this opinion:

“Articles of Association” means the articles of association (statuten) of the Company, as last amended by deed of amendment dated 10 March 2021.

“Board Regulations” means the management board regulations of the Company’s management board (bestuur) dated 10 October 2024 pursuant to Article 20.3 of the Articles of Association.

“Company” means Stellantis N.V., a public limited liability company (naamloze vennootschap), with seat in Amsterdam,Trade Register number 60372958.

“Corporate Resolution” means each of

(a)

the redacted minutes of Company’s management board (bestuur) held on 5 February 2026, including as an annex thereto the debt issuance authorisation resolution adopted at such meeting, pursuant to which the Company’s management board authorised (i) the issuance of the Notes to be guaranteed by the Company and (ii) granted a power of attorney to the Chairman of the board of directors or the Chief Executive Officer of the Company, and any person designated and authorised so to act by the Chairman or the Chief Executive Officer, to implement such issuance to be guaranteed by the Company on behalf of the Company; and

(b)

a written resolution of the Company’s management board (bestuur) dated 4 March 2026, including a power of attorney granted by the Company to each of Joao Eduardo Laranjo Alves Ferreira and Ferrante Zileri Dal Verme.

“Power of Attorney” means each of the powers of attorney included in the resolutions of the Company’s management board referred to in the definition of “Corporate Resolution” above.

“Trade Register Extract” means a Trade Register extract relating to the Company provided by the Chamber of Commerce and dated [•] 2026.

Part 3 – Documents

In this opinion:

“Agreements” means each of

(a)	the Indenture;

(b)	the Underwriting Agreement; and

(c)	the Guarantees.

“Base Indenture” means the indenture dated [•] 2026 between the Issuer, the Company and the Trustee in relation to the Securities.

“Base Prospectus” means the base prospectus, as filed with the Securities and Exchange Commission on 3 August 2026, and to be used in connection with the public offering and sale of debt securities of the Issuer and the Company.

“Guarantees” means each of:

(d)	the unconditional and irrevocable guarantee by the Company of the due and punctual payments on the 20[•] Notes issued by the Issuer.

(e)	the unconditional and irrevocable guarantee by the Company of the due and punctual payments on the 20[•] Notes issued by the Issuer.

“Indenture” means the Base Indenture, together with the Officer’s Certificate.

“Officer’s Certificate” means the officer’s certificate of the Company in relation to the Guarantees.

“Preliminary Prospectus” means the preliminary prospectus supplement relating to the Securities, together with the Base Prospectus.

“Prospectus” means the final prospectus supplement relating to the Securities, together with the Base Prospectus.

“Underwriting Agreement” means the underwriting agreement dated [•] 2026 between the Issuer, the Company and the Underwriters.

ANNEX D

Issuer Free Writing Prospectuses

1.	Final Term Sheet dated September 10, 2026

D-1

ANNEX E

Additional Written Communication

1.	Electronic road show of the Company relating to the offering of the Notes dated September 10, 2026.

E-1

ANNEX F

Underwriter Free Writing Prospectuses

1.	Electronic road show of the Company relating to the offering of the Notes dated September 10, 2026.

F-1